UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2007

INTERAMERICAN ACQUISITION GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51510 (Commission File Number)	20-282836 (IRS Employer Identification No.)

2918 Fifth Avenue South, Suite 209 San Diego, California (Address of Principal Executive Offices)	92103 (Zip Code)

(619) 298-9883
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 10, 2007, InterAmerican Acquisition Group Inc. (the “Company”) consummated the initial public offering (“IPO”) of 5,000,000 units and the concurrent sale of 375,000 units in connection with the exercise by the underwriters of their over-allotment option (the “Over-Allotment Option”). In addition, on September 11, 2007, the underwriters exercised the remaining 375,000 units subject to the Over-Allotment Option. Each unit issued in the IPO (the “Units”) consists of one share of common stock, $.0001 par value per share (the “Common Stock”), and one warrant, each warrant to purchase one share of Common Stock at an exercise price of $5.00 per share. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $46,000,000 (including the proceeds received from the exercise of the Over-Allotment Option). Prior to the consummation of the IPO, the Company completed a private placement of 1,000,000 warrants to an entity affiliated with the Company’s executive officers and one of the Company’s special advisors generating gross proceeds of $1,500,000. The audited financial statements as of September 11, 2007 reflecting receipt of the proceeds of the IPO (including the proceeds received from the exercise of the Over-Allotment Option) and the private placement are included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description
99.1	Press release dated September 14, 2007
99.2	Audited Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2007	INTERAMERICAN ACQUISITION GROUP INC.

	By:	/s/ William C. Morro
		Name:	William C. Morro
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 14, 2007
99.2	Audited Financial Statements